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The Board of Directors
The GNI Group, Inc.:


We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the Proxy Statement.




/s/ KPMG PEAT MARWICK LLP

Houston, Texas
June 10, 1998